Exhibit 99.1

Contact: Kathleen Campbell, Marketing Director	First Citizens National Bank
570-662-0422	15 S. Main Street
570-662-8512 (fax)	Mansfield, PA 16933

Citizens Financial Services, Inc. Reports Record Earnings for 2007

MANSFIELD, PENNSYLVANIA— January 24, 2008 – Citizens Financial Services, Incorporated (OTC BB: CZFS), parent company of First Citizens National Bank, has released its unaudited financial performance for the fourth quarter of 2007.

Net income for 2007 totaled $6,736,000 compared with $5,800,000 last year, representing an increase of $936,000, or 16.1%.  Net income for the three months ended December 31, 2007 was $1,842,000 which compares to $1,490,000 for the fourth quarter last year.  This is an increase of $352,000, or 23.6%.    Earnings per share for the year ended December 31, 2007 and 2006 were $2.37 and $2.02 per share, respectively, representing a 17.3% increase.  Return on equity for the comparable periods were 14.38% and 13.21%, respectively.

Net interest income before the provision for loan losses totaled $19,102,000, an increase of $1,204,000 compared with last year.  CEO and President Randall E. Black stated,“During the fourth quarter, the Federal Reserve continued to decrease the federal funds rate in an attempt to balance the risks of economic growth against worries about inflation.  The Federal Reserve’s action resulted in a 25 basis point decrease in October and another 25 basis point decrease in December in the federal funds rate.  These decreases have had a positive impact on improving our net interest margin by reducing short term deposit and borrowing costs compared to the reduction of interest rates on our interest sensitive loan portfolio,” stated Mr. Black.

Compared to the year ended December 31, 2006, non-interest expenses increased a modest $287,000, or 1.9%.  “2007 has been an outstanding year for our organization.  Our record financial performance reiterates our commitment to create shareholder value.  Contributing greatly to our success and record financial performance was our ongoing ability in becoming a more efficient organization while simultaneously maintaining outstanding service to our customers,”stated Mr. Black.

Since December of last year, total assets have increased $18.9 million, or 3.3%.  At the end of December total assets were $591.0 million, which compares to $572.2 million as of December 31, 2006.  Since last December, net loans have increased $8.3 million, an increase of 2.0%.  Total deposits have increased $9.5 million while borrowed funds have increased $4.6 million.

Stockholders’ equity, excluding accumulated other comprehensive income, has increased $3.6 million, or 7.9% since last December.  Book value per share at December 31, 2007 was $17.30 compared with $16.04 last year, an increase of 7.8%.  In January, a cash dividend of $.23 per share was declared and will be paid to shareholders on January 25, 2008 to record holders as of January 14, 2008, which represents an increase of 4.5% over the January 2007 dividend.

Citizens Financial Services, Inc., has over 1,500 shareholders, the majority of whom reside in Potter, Tioga, and Bradford Counties, Pennsylvania and Allegany County, New York, where their 16 offices are located.

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. These factors include operating, legal and regulatory risks; changing economic and competitive conditions and other risks and uncertainties.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	December 31,	December 31,
(in thousands except share data)	2007	2006
ASSETS:
Cash and due from banks:
Noninterest-bearing	$ 10,374	$ 10,007
Interest-bearing	15	8
Total cash and cash equivalents	10,389	10,015
Available-for-sale securities	120,802	109,743
Loans (net of allowance for loan losses:
2007, $4,197; 2006, $3,876)	419,182	410,897
Premises and equipment	12,538	12,892
Accrued interest receivable	2,522	2,458
Goodwill	8,605	8,605
Bank owned life insurance	8,378	8,047
Other assets	8,613	9,511

TOTAL ASSETS	$ 591,029	$ 572,168

LIABILITIES:
Deposits:
Noninterest-bearing	$ 50,944	$ 48,509
Interest-bearing	405,084	398,006
Total deposits	456,028	446,515
Borrowed funds	80,348	75,775
Accrued interest payable	2,199	2,287
Other liabilities	3,926	4,091
TOTAL LIABILITIES	542,501	528,668
STOCKHOLDERS' EQUITY:
Common Stock $1.00 par value; authorized, 10,000,000 shares; issued
3,020,538 and 2,992,896 shares for 2007 and 2006, respectively	3,020	2,993
Additional paid-in capital	12,511	11,933
Retained earnings	37,590	34,007
Accumulated other comprehensive loss	(348)	(1,737)
Unearned restricted stock: 3,149 and 0 shares for 2007 and 2006, respectively	(72)	-
Treasury Stock, at cost, 194,883 and 172,954 shares for 2007 and 2006, respectively	(4,173)	(3,696)
TOTAL STOCKHOLDERS' EQUITY	48,528	43,500
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$ 591,029	$ 572,168

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in thousands, except per share data)	2007	2006	2007	2006
INTEREST INCOME:
Interest and fees on loans	$7,787	$7,461	$30,398	$28,101
Interest-bearing deposits with banks	1	-	5	-
Investment securities:
Taxable	1,115	978	4,316	3,526
Nontaxable	267	224	958	903
Dividends	90	98	347	321
TOTAL INTEREST INCOME	9,260	8,761	36,024	32,851
INTEREST EXPENSE:
Deposits	3,258	3,295	13,363	11,685
Borrowed funds	899	880	3,559	3,268
TOTAL INTEREST EXPENSE	4,157	4,175	16,922	14,953
NET INTEREST INCOME	5,103	4,586	19,102	17,898
Provision for loan losses	140	105	365	330
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	4,963	4,481	18,737	17,568
NON-INTEREST INCOME:
Service charges	841	799	3,210	3,140
Trust	132	115	520	487
Brokerage and insurance	45	29	132	260
Investment securities (losses) gains, net	(53)	-	(29)	4
Gains on sales of foreclosed properties	-	33	396	80
Earnings on bank owned life insurance	86	80	331	304
Other	138	124	525	441
TOTAL NON-INTEREST INCOME	1,189	1,180	5,085	4,716
NON-INTEREST EXPENSES:
Salaries and employee benefits	2,130	1,948	8,386	8,026
Occupancy	274	278	1,151	1,123
Furniture and equipment	134	151	539	593
Professional fees	176	180	645	551
Amortization of intangibles	36	36	144	252
Other	1,042	1,108	4,449	4,482
TOTAL NON-INTEREST EXPENSES	3,792	3,701	15,314	15,027
Income before provision for income taxes	2,360	1,960	8,508	7,257
Provision for income taxes	518	470	1,772	1,457
NET INCOME	$1,842	$1,490	$6,736	$5,800

Earnings Per Share	$0.65	$0.52	$2.37	$2.02
Cash Dividends Paid Per Share	$0.23	$0.22	$0.90	$0.86

Weighted average number of shares outstanding	2,832,834	2,853,706	2,840,973	2,871,766

Financial Highlights

(Unaudited - In thousands, except per share and ratio data)
	2007	2006
Twelve Months Ended December 31
Net Income	$6,736	$5,800
Comprehensive Income	8,125	6,689
Per common share data:
Earnings per share	$2.37	$2.02
Cash dividends paid per share	$0.90	$0.86
Performance Ratios:
Return on average assets (annualized)	1.16%	1.05%
Return on average equity (annualized)	14.38%	13.21%

Three Months Ended December 31
Net Income	$1,842	$1,490
Per common share data:
Earnings per share	$0.65	$0.52
Cash dividends paid per share	$0.23	$0.22
Performance Ratios:
Return on average assets (annualized)	1.26%	1.05%
Return on average equity (annualized)	15.26%	13.30%

At December 31
Assets	$591,029	$572,168
Investment securities:
Available for sale	120,802	109,743
Loans (net of unearned income)	423,379	414,773
Allowance for loan losses	4,197	3,876
Deposits	456,028	446,515
Stockholders' Equity	48,528	43,500
Non-performing assets	2,393	4,116
Average Leverage Ratio	8.20%	7.82%
Per common share data:
Book value	$17.30	$16.04
Market value (average of bid/ask price)	20.23	22.75
Market price to book value ratio	116.96%	141.82%

Common Stock Information:
			Cash Dividends
Quarter Ended:	Bid	Ask	Paid

December 31, 2007	$20.00	$20.45	$0.230
September 30, 2007	$21.50	$22.00	$0.225
June 30, 2007	$21.20	$22.50	$0.225
March 31, 2007	$22.55	$23.00	$0.220

December 31, 2006	$22.00	$23.50	$0.220
September 30, 2006	$22.00	$23.00	$0.215
June 30, 2006	$21.60	$23.00	$0.215
March 31, 2006	$21.35	$23.25	$0.210